Exhibit 4.33

SIXTH SUPPLEMENTAL INDENTURE

Sixth Supplemental Indenture (this “Supplemental Indenture”), dated as of April 18, 2013, among Regency Western G&P LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), Regency Energy Partners LP, a Delaware limited partnership (“Regency Energy Partners”), Regency Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Regency Energy Partners, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an Indenture (as amended and supplemented through the date hereof, the “Indenture”), dated as of October 27, 2010, as amended and supplemented by the First Supplemental Indenture dated as of October 27, 2010, providing for the issuance of the 6 7/8% Senior Notes due 2018 (the “2018 Notes”), by the Second Supplemental Indenture, dated as of May 24, 2011, providing for the addition of certain subsidiary guarantors, by the Third Supplemental Indenture dated as of May 26, 2011, providing for the issuance of the 6 1/2% Senior Notes due 2021 (the “2021 Notes”), by the Fourth Supplemental Indenture dated as of May 22, 2012, providing for the addition of certain subsidiary guarantors and by the Fifth Supplemental Indenture dated as of October 2, 2012, providing for the issuance of the 5 1/2% Senior Notes due 2023 (the “2023 Notes” and, together with the 2018 Notes and the 2021 Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article XIV thereof.

3. No Recourse Against Others. No past, present or future director, officer, member, employee or other owner of Equity Interest of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or the Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

GUARANTEEING SUBSIDIARY: REGENCY WESTERN G&P LLC

By:	Regency Gas Services LP, its sole member

By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

ISSUERS: REGENCY ENERGY PARTNERS LP

By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Executive Vice President and Chief Financial Officer

REGENCY ENERGY FINANCE CORP.

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

Signature Page to Supplemental Indenture (2018, 2021 and 2023 Notes)

EXISTING GUARANTORS: REGENCY OLP GP LLC

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

REGENCY GAS SERVICES LP

By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

PUEBLO HOLDINGS, INC. PUEBLO MIDSTREAM GAS CORPORATION

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

Signature Page to Supplemental Indenture (2018, 2021 and 2023 Notes)

CDM RESOURCE MANAGEMENT LLC CDM RESOURCE MANAGEMENT I LLC
By: CDM Resource Management LLC, its sole member

FRONTSTREET HUGOTON LLC

GULF STATES TRANSMISSION LLC

REGENCY FIELD SERVICES LLC

REGENCY GAS UTILITY LLC

REGENCY HAYNESVILLE INTRASTATE GAS LLC

REGENCY LIQUIDS PIPELINE LLC

REGENCY MIDCONTINENT EXPRESS LLC

REGENCY MIDSTREAM LLC

REGENCY RANCH JV LLC

REGENCY TEXAS PIPELINE LLC

WGP-KHC, LLC

By: Frontstreet Hugoton LLC, its sole member
ZEPHYR GAS SERVICES LLC ZEPHYR GAS SERVICES I LLC

By:	Regency Gas Services LP, its sole member

By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

Signature Page to Supplemental Indenture (2018, 2021 and 2023 Notes)

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
	Name:	Steven A. Finklea
	Title:	Vice President

Signature Page to Supplemental Indenture (2018, 2021 and 2023 Notes)